EXHIBIT 23.2



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the incorporation by reference in the Registration Statements (No. 333-88438, No. 333-35087, No. 333-35165, No. 333-39153, No.
     333-39249,  No. 33-44851,  No. 333-35085 and No. 333-35175) on Form S-8 and
     (No.  333-88478,  No. 333-42315,  No. 333-44439 and No. 333- 39381) on Form
     S-3 of Pioneer Natural Resources Company and the related Prospectuses of the reference of Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K for the year ended December 31, 2003, of Pioneer Natural Resources Company and its subsidiaries, filed with the Securities and Exchange Commission.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By:    /s/ Frederic D. Sewell
                                            ------------------------------------
                                            Frederic D.  Sewell
                                            Chairman and Chief Executive Officer


Dallas, Texas
February 2, 2004



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